UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2007

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)
400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2007, Hospitality Properties Trust, or the Company, filed Articles Supplementary to its Declaration of Trust creating a new series of preferred shares, 7% Series C Cumulative Redeemable Preferred Shares, without par value, or the Series C Preferred Shares. The Articles Supplementary were effective upon filing.

Item 8.01.       Other Events.

On February 15, 2007, the Company agreed to issue 12,000,000 of the Series C Preferred Shares in a public offering. The Company expects to issue and deliver these shares on or about February 21, 2007. The price to the public will be $25 per share. The Company expects the net proceeds from the sale of these Series C Preferred Shares, after underwriting discount and other estimated expenses of the offering, will be approximately $290 million. The Company presently intends to use the net proceeds to reduce amounts outstanding under the Company’s loan agreement with a group of financial institutions, which was used to fund a portion of the acquisition of TravelCenters of America, Inc. previously described in the Company’s Current Report on Form 8-K, dated December 12, 2006, as amended. The Company also granted the underwriters a 30-day option to purchase up to 1,800,000 additional Series C Preferred Shares to cover overallotments, if any.

The following is a summary of the material terms of the Series C Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified by reference to all of the terms and conditions of the Series C Preferred Shares in the related Articles Supplementary and in the Company’s Declaration of Trust. A copy of the Articles Supplementary is filed as an exhibit to this report.

Holders of Series C Preferred Shares will be entitled to receive cumulative cash distributions at a rate of 7% per annum of the $25 per share liquidation preference (equivalent to $1.75 per annum per share). Beginning on May 15, 2007, distributions on the Series C Preferred Shares will be payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. Distributions on the Series C Preferred Shares will be cumulative from the date of original issuance, which is expected to be February 21, 2007. The Series C Preferred Shares rank senior to the Company’s common shares with respect to the payment of dividends and on a parity with the Company’s Series B preferred shares.

The Series C Preferred Shares do not have any maturity date and the Company is not required to redeem the Series C Preferred Shares. The Company may not redeem the Series C Preferred Shares prior to February 15, 2012, except in limited circumstances relating to its continuing qualification as a real estate investment trust. On and after February 15, 2012, the Company may, at its option, redeem all, or from time to time some, of the Series C Preferred Shares, by payment of $25 per share, plus accrued and unpaid distributions to but excluding the date of redemption.

If the Company is liquidated, dissolved or wound up, holders of the Series C Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions (whether or not declared) to but excluding the date of payment, before any payments are made to the holders of the Company’s common shares and any other shares of beneficial interest ranking junior to the Series C Preferred Shares as to liquidation rights. The rights of the holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s shares of equal rank with the Series C Preferred Shares, including the Company’s outstanding Series B preferred shares.

Holders of any series of the Company’s preferred shares, including the Series C Preferred Shares generally have no voting rights. However, if the Company does not pay distributions on the Series C Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C Preferred Shares, voting together with the holders of any other series of the Company’s preferred shares which have similar voting rights, including the Series B preferred shares, will be entitled to vote for the election of two additional trustees to serve on the Company’s board of trustees until the Company pays all distributions which it owes on the preferred shares. In addition, the affirmative vote of the holders of the holders of at least two-thirds of the Series C Preferred Shares is required for the Company to authorize, create or increase capital shares ranking senior to the Series C Preferred Shares or to amend its declaration of trust in a manner that materially and adversely affects the rights of the Series C Preferred Shares. The Series C Preferred Shares are not convertible into or exchangeable for any other securities or property.

A prospectus supplement relating to these Series C Preferred Shares will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE SERIES C PREFERRED SHARES (INCLUDING THE OVERALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.       Financial Statements and Exhibits.

(d)                                Exhibits.

1.1

Underwriting Agreement dated as of February 15, 2007 between Hospitality Properties Trust and the underwriters named therein, pertaining to the sale of up to 13,800,000 of the 7% Series C Cumulative Redeemable Preferred Shares.

3.1	Articles Supplementary relating to the 7% Series C Cumulative Redeemable Preferred Shares.
4.1	Form of temporary 7% Series C Cumulative Redeemable Preferred Share Certificate.
5.1	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Venable LLP (contained in Exhibit 5.1).
23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
By:	/s/ MARK L. KLEIFGES
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated:  February 16, 2007